UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 11, 2008 (August 11, 2008)

HOSPITALITY PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-11527	04-3262075
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts  02458

(Address of Principal Executive Offices)   (Zip Code)

617-964-8389

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 11, 2008, subsidiaries of Hospitality Properties Trust, or the Company, entered into a rent deferral agreement with subsidiaries of the Company’s tenant, TravelCenters of America LLC, or TA.  TA currently leases 185 travel centers from subsidiaries of the Company under two leases for combined rent of $18.8 million per month.  This rent amount periodically increases pursuant to formulas in the leases.

Under the terms of the rent deferral agreement:

•      TA will have the option to defer its monthly rent payments to the Company by up to $5 million per month for periods beginning July 1, 2008 until December 31, 2010.

•      TA will not be obligated to pay cash interest on the deferred rent through December 31, 2009.

•      TA will issue 1,540,000 TA common shares to the Company (9.6% of TA’s shares outstanding after this new issuance).  In the event TA does not defer its monthly rent payments for the full permitted amounts through December 31, 2009, the pro rata amount of TA shares issued to the Company may be repurchased by TA for nominal consideration.

•      In the event that any rents which have been deferred remain unpaid or additional rent amounts are deferred after December 31, 2009, interest on all such amounts will be payable to the Company monthly at the rate of 12% per annum, beginning January 1, 2010.

•      No rent deferrals are permitted for rent periods after December 31, 2010.  Any deferred rent (and interest thereon) not paid will be due to the Company on July 1, 2011.  Any deferred amounts (and interest) may be prepaid at anytime.

•      This deferral agreement also includes a prohibition on share purchases and dividends to shareholders of TA while any deferred rent remains unpaid and has change of control covenants so that amounts deferred will be payable to the Company in the event TA experiences a change in control while deferred rent is unpaid.

A copy of the rent deferral agreement is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.  If you want more information about the rent deferral agreement, you should read the entire rent deferral agreement.

TA became a publicly owned company as a result of a spin off from the Company on January 31, 2007.  For a further description of the Company’s relationship with TA and Reit Management & Research LLC, a company which separately provides certain management services to the Company and TA, please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and proxy statement for its 2008 annual meeting of shareholders, both of which have been filed with the Securities and Exchange Commission.

Item 2.02.  Results of Operations and Financial Condition.

On August 11, 2008, Hospitality Properties Trust, or the Company, issued a press release setting forth the Company’s results of operations and financial condition for the quarter and six months ended June 30, 2008 and announced a rent deferral agreement with a tenant.  The Company also provided certain supplemental operating and financial data for the quarter and six months ended June 30, 2008.  Copies of the Company’s press release and supplemental operating and financial data are furnished as Exhibits 99.1 and 99.2 hereto, respectively.

Item 9.01.  Financial Statements and Exhibits.

(d)          Exhibits

The Company hereby files the following exhibit:

10.1         Deferral Agreement, dated August 11, 2008, among the Company, HPT TA Properties Trust, HPT TA Properties LLC, HPT PSC Properties Trust, HPT PSC Properties LLC, TravelCenters of America LLC, TA Leasing LLC and Petro Stopping Centers, L.P.

The Company hereby furnishes the following exhibits:

99.1         Press release dated August 11, 2008

99.2         Second Quarter 2008 Supplemental Operating and Financial Data

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPITALITY PROPERTIES TRUST

	By:	/s/ Mark L. Kleifges
	Name:	Mark L. Kleifges
	Title:	Treasurer and Chief Financial
Officer

Dated: August 11, 2008